                                                                     EXHIBIT 4.1

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                               EL PASO CORPORATION

                                     ISSUER

                                       AND


                            THE CHASE MANHATTAN BANK

                                     TRUSTEE

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                          SIXTH SUPPLEMENTAL INDENTURE

                            DATED AS OF MAY 14, 2001

                                       TO

                                    INDENTURE

                            DATED AS OF MAY 10, 1999

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                       7.0 % SENIOR NOTES DUE MAY 15, 2011

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         SIXTH SUPPLEMENTAL INDENTURE, dated as of May 14, 2001 (herein called the "Sixth Supplemental Indenture"), between EL PASO CORPORATION (formerly known as El Paso Energy Corporation), a Delaware corporation (herein called the "Company"), having its principal office at 1001 Louisiana Street, Houston, Texas 77002 and THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Indenture referred to below (herein called the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of May 10, 1999 (herein called the "Original Indenture," as supplemented by the First Supplemental Indenture, dated as of May 10, 1999, the Second Supplemental Indenture, dated as of July 12, 1999, the Third Supplemental Indenture, dated as of July 12, 1999, the Fourth Supplemental Indenture, dated as of May 31, 2000 and the Fifth Supplemental Indenture, dated as of February 28, 2001), (collectively and as further supplemented by this Sixth Supplemental Indenture, dated as of May 14, 2001, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), the terms of which are to be determined as set forth in Section 301 of the Original Indenture; and

         WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

         WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $500,000,000, which series shall be designated the 7.0% Senior Notes Due May 15, 2011 (the "Notes"), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Sixth Supplemental Indenture has been duly taken; and

         WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Sixth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

         NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

         That in consideration of the premises and the issuance of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                    ARTICLE I
            TERMS AND ISSUANCE OF 7.0% SENIOR NOTES DUE MAY 15, 2011

         SECTION 1.01 Issue of Notes. A series of Securities which shall be designated the "7.0% Senior Notes Due May 15, 2011" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Sixth Supplemental Indenture (including the form of Notes referred to in Section 1.02 hereof). The aggregate principal amount of Notes which may be authenticated and delivered under the Original Indenture shall not, except as permitted by the provisions of the Original Indenture, exceed $500,000,000; provided, however, that this series of Notes may be reopened, without the consent of the holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes or for the establishment of additional terms with respect to the Notes. The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 303 of the Indenture.

         SECTION 1.02 Forms of Notes and Authentication Certificate. The Notes initially shall be issuable in the form of one or more Global Securities, registered in the name of the Depositary or its nominee. The Depository Trust Company shall be the Depositary for such Global Securities. The forms and terms of the Notes and the Trustee's certificate of authentication shall be substantially as set forth on Exhibit A hereto.

                                   ARTICLE II
                                 MISCELLANEOUS

         SECTION 2.01 Execution as Supplemental Indenture. This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Sixth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

         SECTION 2.02 Responsibility for Recitals, Etc. The recitals herein and in the Notes (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

         SECTION 2.03 Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Sixth Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION 2.04 New York Contract. THIS SIXTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 2.05 Execution and Counterparts. This Sixth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

         SECTION 2.06 Capitalized Terms. Capitalized terms not otherwise defined in this Sixth Supplemental Indenture shall have the respective meanings assigned to them in the Original Indenture.

         IN WITNESS WHEREOF, said EL PASO CORPORATION has caused this Sixth Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said THE CHASE MANHATTAN BANK has caused this Sixth Supplemental Indenture to be executed in its corporate name by one of its Assistant Vice Presidents as of May 14, 2001.


                                    EL PASO CORPORATION


                                    By: /s/ C. DANA RICE
                                        ----------------------------------------
                                        Name:    C. Dana Rice
                                        Title:   Senior Vice President


                                    THE CHASE MANHATTAN BANK


                                    By: /s/ RICHARD LORENZEN
                                        ----------------------------------------
                                        Name:    Richard Lorenzen
                                        Title:   Assistant Vice President

                                    EXHIBIT A

         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]*

                               EL PASO CORPORATION

                        7.0% SENIOR NOTE DUE MAY 15, 2011

NO.                                                             U.S.$500,000,000
CUSIP No.

         EL PASO CORPORATION, a corporation duly incorporated and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________ , or registered assigns, the principal sum of ___________ United States Dollars on May 15, 2011, and to pay interest thereon from May 14, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 in each year, commencing November 15, 2001, at the rate of 7.0% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest,

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* Insert in Global Securities only.

which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

         [Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]*

         [Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at such other offices or agencies as the Company may designate; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]**

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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*  Insert in Global Securities only.
** Insert in Definitive Securities only.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated:

                                           EL PASO CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           THE CHASE MANHATTAN BANK,
                                                    AS TRUSTEE


                                           By:
                                              ----------------------------------
                                                  Authorized Officer

                               EL PASO CORPORATION
                        7.0% SENIOR NOTE DUE MAY 15, 2011

         This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of May 10, 1999 (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated on the face hereof limited in aggregate principal amount to U.S. $500,000,000; provided, however, that this series of Securities may be reopened, without the consent of the holders hereof, for increases in the aggregate principal amount of this series of Securities and issuance of additional Securities of this series or for the establishment of additional terms with respect to the Securities of this series.

         The Securities of this series are redeemable, upon not less than 30 nor more than 60 days' notice by mail, as a whole or in part, at the option of the Company at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption, but interest installments whose Stated Maturity is on or prior to such date of redemption will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

         "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.25%.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that (i) has a maturity comparable to the remaining term of the Securities of this series to be redeemed and (ii) would be used, at the time of selection and in accordance with customary financial practice, to price new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

         "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means (A) each of Salomon Smith Barney Inc., BNP Paribas Securities Corp., BNY Capital Markets, Inc. and TD Securities
(USA) Inc. (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the Company.

         "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m.(New York City time) on the third Business Day preceding such Redemption Date.

         Notwithstanding Section 1104 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof.

         Promptly after the calculation thereof, the Company shall give the Trustee written notice of the Redemption Price for the foregoing redemption, and the Trustee shall have no responsibility for such calculation.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         [This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]*

         [As provided in the Indenture and subject to certain limitations set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.]**

         The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable


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*  Insert in Global Securities only.
** Insert in Definitive Securities only.

for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

         The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest of the Securities, but such money need not be segregated from other funds except to the extent required by law.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              [FOR VALUE RECEIVED, the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

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            (Please Print or Typewrite Name and Address of Assignee)

the within instrument of EL PASO CORPORATION and does hereby irrevocably constitute and appoint ________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

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Dated:
        ------------------------------------     -------------------------------
                                                          (Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]**



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**       Insert in Definitive Securities only.